EXHIBIT 10.3

AMENDMENT 1

to the

RULE 10B5-1 REPURCHASE PLAN

This Amendment 1 is dated September 15, 2009 and is between Omega Flex, Inc. (the “Issuer”), and Hunter Associates, Inc. (“Hunter”).

RECITALS

A.       The Issuer and Hunter entered into the Rule 10b5-1 Repurchase Plan, dated September 15, 2008 (the “Repurchase Plan”) to effect a stock repurchase program authorized by the Board of Directors of Issuer for the repurchase of shares of the Issuer’s common stock , $0.01 par value per share (the “Common Stock”) for up to $5,000,000, over a period of twenty-four months (the “Repurchase Program”); and

B.        At a meeting on September 11, 2009, the Issuer’s Board of Directors authorized an extension of the Repurchase Program for an additional 24 months; and

C.        At that meeting the Board of Directors also authorized a extension of the Repurchase Plan for an additional 24 months to effect the Repurchase Program.

AGREEMENTS

NOW, THEREFORE, the Issuer and Hunter hereby agree as follows:

1.         The term of the Repurchase Plan is hereby extended for an additional 24 months, and shall expire on September 15, 2011.

2.         Except as provided in the Amendment, the Repurchase Plan is not modified or amended in any way, and is hereby ratified and confirmed. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have signed this Amendment 1 to the Rule 10b5-1 Repurchase Plan as of the date first written above.

OMEGA FLEX, INC. By: ___________________ Name: Kevin R. Hoben Title: President and Chief Executive Officer	HUNTER ASSOCIATES, INC. By: _________________ Name: David W. Hunter Title: Chairman